UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 14th, 2014

Commission File Number: 333-152002

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-1574051 (I.R.S. Employer Identification No.)

825 Lebourgneuf Blvd, Suite 315

Quebec, QUEBEC G2J 0B9

(Address of principal executive offices)

Tel: 1-418-781-2954

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets

On October 14th, 2014 ROI Land Investments Ltd. (“the Company”), closed on its purchase of the land known as the “Beauport Property” in Québec, Canada, through its wholly owned subsidiary ROI Dev Canada Inc.

The Beauport Property (“Beauport Project) is a residential development project located in Beauport, Quebec, Canada containing approximately 1,971,000 Sq. Ft. The Beauport Project is the only low-density residential project planned in Beauport, Quebec for the next 10 years.

The Beauport/Cambert Project was appraised at $8,200,000 Canadian dollars, according to the independent evaluation conducted by the Group Altus, an independent appraisal and consulting firm (http://www.altusgroup.com).

The total cost of the purchase was CAD $5,913,723, equivalent to U.S. $5,266,426.57 at the current rate of exchange of 0.08891.

The Company now can initiate its second phase development plans upon the property.

Item 9.01        Exhibits.

99.1	Deed of Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2014	ROI LAND INVESTMENTS, LTD.

	By:	/s/ Sebastian Cliche
Sebastian Cliche, Director